Exhibit 10.1

SHAREHOLDER SUPPORT AGREEMENT

This Shareholder Support Agreement (this “Agreement”) is dated as of June 30, 2025, by and among Ribbon Acquisition Corp., a Cayman Islands exempted company (“SPAC”), the Persons set forth on Part I of Schedule I hereto (each, a “Company Shareholder” and, collectively, the “Company Shareholders”), DRC Medicine Ltd., a company incorporated and in existence under the Laws of Japan with corporate number of 0111-01-046965 (the “Company”), the Person set forth on Part II of Schedule I hereto (the “PubCo Shareholder”, and together with the Company Shareholders, the “Shareholders”), and DRC Medicine Inc., a Delaware corporation (“PubCo”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Shareholdersare the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of Company Shares or PubCo Common Stocks, as applicable, as are indicated opposite each of their names on Schedule I attached hereto (all such Company Shares and PubCo Common Stocks, together with any Company Shares or PubCo Common Stocks of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Shareholdersduring the period from the date hereof through the Expiration Time (as defined below) are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, SPAC, the Company, PubCo, DRC Merger Inc., a Delaware corporation and a direct wholly owned subsidiary of the PubCo (“Merger Sub”) have entered into a Business Combination Agreement (as amended, restated, modified or supplemented from time to time, together with any letter, schedule, attachment, appendix and exhibit attached or referenced thereto, the “Business Combination Agreement”), dated as of the date hereof;

WHEREAS, upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (as amended), the parties thereto desire to enter into a business combination transaction, whereby one (1) Business Day after the Merger Effective Time, SPAC will merge with and into Merger Sub, the separate corporate existence of SPAC will cease and Merger Sub will be the surviving company and a wholly owned subsidiary of PubCo (the “SPAC Merger”);

WHEREAS, as a condition and inducement to SPAC’s willingness to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
SHAREHOLDER SUPPORT AGREEMENT; COVENANTS

1.1 Agreement to Consent and Vote

(a) Prior to the Termination Date (as defined herein), the Shareholders irrevocably and unconditionally agree that the Shareholders shall, promptly following the time at which the Registration Statement becomes effective under the Securities Act (and, in any event, within two Business Days of such time) to execute and deliver (or cause to be executed and delivered) the shareholders resolutions of the Company, covering all of the Subject Shares approving the Merger, adopting the Business Combination Agreement and approving any other matters necessary for consummation of the transactions contemplated by the Merger Agreement, Additional Agreements, including the Merger (the “Transaction Documents”) (the “Shareholders Resolutions”).

(b) Prior to the Termination Date, each Shareholder, severally and not jointly, irrevocably and unconditionally agrees that such Shareholders shall, at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Subject Shares in favor of the Transaction Documents.

1.2 No Transfer. During the period commencing on the date hereof and ending on the Expiration Time, each Shareholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Prospectus) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii) (clauses (i), (ii) and (iii), collectively, a “Transfer”).

1.3 New Shares. In the event that (a) any Subject Shares or other Securities are issued to a Shareholder after the date of this Agreement pursuant to any distribution of bonus shares, stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares of, on or affecting the Subject Shares owned by such Shareholder , (b) a Shareholder purchases or otherwise acquires beneficial ownership of any Subject Shares or other Securities after the date of this Agreement, or (c) a Shareholder acquires the right to vote or share in the voting of any Subject Shares or other Securities after the date of this Agreement (such Subject Shares or other Securities, the “New Securities”), then such New Securities acquired or purchased by such Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Shareholder as of the date hereof.

1.4 Shareholder Agreements. During the period commencing on the date hereof and ending on the Expiration Time, each Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of the Company and PubCo (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company and PubCo distributed by the board of directors of the Company and PubCo or otherwise undertaken as contemplated by the Business Combination Agreement or the transactions contemplated thereby, such Shareholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Shareholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares:

(a) to approve and adopt the Company Transaction Proposals, and the transactions contemplated therein; including without limitation to any other consent, waiver, approval is required under the Company’s Governing Documents, PubCo’s Governing Documents or under any agreements between the Company or PubCo and their respective shareholders, or otherwise sought with respect to the Business Combination Agreement, the Transaction Documents or the transactions contemplated thereby or the Company Transaction Proposals;

(b) in any other circumstances upon which a consent or other approval is required under the Company’s Governing Documents, PubCo’s Governing Documents or under any agreements between the Company or PubCo and their respective shareholders, or otherwise sought with respect to the Business Combination Agreement, the Transaction Documents or the transactions contemplated thereby or the Company Transaction Proposals or the transactions contemplated therein, to vote, consent or approve (or cause to be voted, consented or approved) all of such Shareholder ’s Subject Shares held at such time in favor thereof;

(c) against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company and PubCo (other than the Business Combination Agreement, the Transaction Documents and the transactions contemplated thereby);

(d) against preparation, approval or actions in connection with a public offering of any equity securities of the Group and PubCo, or a newly formed holding company of the Group and PubCo (other than in connection with the Company Transaction Proposals or pursuant to the Business Combination Agreement, the Transaction Documents or the other Transaction Agreements and the transactions contemplated thereby);

(e) against any change in the business, management or board of directors of the Company and PubCo; and

(f) against any proposal, action or agreement that would (i) impede, interfere with, delay, postpone, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement, the Merger, the Transaction Documents or the Transaction (ii) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company and PubCo under the Business Combination Agreement, (iii) result in any of the conditions set forth in Article IX (Conditions to Closing) of the Business Combination Agreement not being fulfilled, or (iv) change in any manner the capitalization of the Company and PubCo, including the voting rights of any share capital of the Company, PubCo or any other Securities.

During the period commencing on the date hereof and ending on the Expiration Time, each Shareholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

1.5 No Challenges. Each Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement and/or the Transaction Documents.

1.6 Further Assurances. Each Shareholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by SPAC, the Company or PubCo, to effect the actions and consummate the Business Combination Agreement and the Transaction Documents, and the other transactions contemplated by this Agreement, the Business Combination Agreement and the Transaction Documents, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

1.7 No Inconsistent Agreement. Each Shareholder hereby represents and covenants that such Company Shareholder has not entered into, shall not enter into, and shall not grant a proxy or power of attorney to enter into any agreement or undertaking that would restrict, limit, be inconsistent with or interfere with the performance of such Shareholder’s obligations hereunder.

1.8 Consent to Disclosure. Each Shareholder hereby consents to the publication and disclosure in the Proxy Statement/Prospectus (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC, the Company or PubCo to any Governmental Authority or to securityholders of SPAC) of such Shareholder’s identity and beneficial ownership of Subject Shares and the nature of such Shareholder ’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC, the Company or PubCo, a copy of this Agreement. Each Shareholder will promptly provide any information reasonably requested by SPAC, the Company or PubCo for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement and the Transaction Documents (including filings with the SEC).

Article II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Shareholder. Each Shareholder represents and warrants as of the date hereof to SPAC, the Company and PubCo (solely with respect to itself, himself or herself and not with respect to any other Shareholder) as follows:

(a) Organization; Due Authorization. If such Shareholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Shareholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Shareholder. If such Company Shareholder is an individual, such Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Shareholder.

(b) Ownership. Such Shareholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Shareholder’s Subject Shares as indicated opposite such Shareholder’s name on Schedule I attached hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Company’s Governing Documents’ or PubCo’s Governing Documents, (iii) the Business Combination Agreement, or (iv) any applicable securities Laws. Such Shareholder’s Subject Shares as indicated opposite such Shareholder’s name on Schedule I attached hereto are the only Securities in the Company or PubCo, as applicable, owned of record or beneficially by such Shareholder on the date of this Agreement, and none of such Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares. Other than as set forth opposite such Shareholder’s name on Schedule I, such Shareholder does not hold or own any rights to acquire (directly or indirectly) any Securities.

(c) No Conflicts. The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Company Shareholder of his, her or its obligations hereunder will not, (i) if such Shareholder is not an individual, conflict with or result in a violation of the organizational documents of such Shareholder , (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Shareholder or such Shareholder ’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Shareholder of its, his or her obligations under this Agreement, or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Group, to the extent the creation of such Lien would prevent, enjoin or materially delay the performance by such Company Shareholder of its, his or her obligations under this Agreement.

(d) Litigation. There are no Actions or other proceedings at law or in equity initiated or pending against such Shareholder, or to the knowledge of such Shareholder threatened against such Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of its, his or her obligations under this Agreement. There is no outstanding Governmental Order imposed upon such Shareholder, or if applicable, or any of the Shareholder’s Subsidiaries.

(e) Adequate Information. Such Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC, the Company and PubCo to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and the Transaction Documents, and has independently and without reliance upon SPAC, the Company or PubCo and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Shareholder acknowledges that SPAC, the Company and PubCo have not made and do not make any representation or warranty to such Shareholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Shareholder are irrevocable.

(f) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement and the Transaction Documents based upon arrangements made by such Shareholder, for which the Company, PubCo or any of their respective Affiliates may become liable.

(g) Acknowledgment. Such Shareholder understands and acknowledges that each of SPAC, the Company and PubCo is entering into the Business Combination Agreement in reliance upon such Shareholder ’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Shareholder contained herein.

Article III
MISCELLANEOUS

3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time, (b) as to each Shareholder, the written agreement of SPAC, the Company (upon its incorporation), PubCo and such Shareholder (the “Termination Date”). Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

3.2 Amendment. Subject to applicable Law, this Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by SPAC, the Company, PubCo and the Shareholders.

3.3 Waiver. Each provision in this Agreement may only be waived by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such provision so waived is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (with no automated reply, such as an out-of-office notification, no mail undeliverable notification or other rejection notice), or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or email addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision):

If to SPAC:

Ribbon Acquisition Corp.

Central Park Tower LaTour Shinjuku Room 3001
6-15-1 Nishi Shinjuku, Shinjuku-ku

Tokyo 160-0023, Japan

Attention: Angshuman (Bubai) Ghosh

Chief Executive Officer
Email: bubai.ghosh@ribbonacquisitioncorp.com

with a copy (which shall not constitute actual or constructive notice) to:

Celine and Partners, PLLC

1185 Avenue of the Americas; Suite 341

New York, New York 10036

Attn: Cassi Olson, Esq.

E-mail: colson@celinelaw.com

If to the Company or PubCo:

DRC Medicine Ltd.
Shinjuku i-Land Tower, 4th Floor
6-5-1 Nishi-Shinjuku Shinjuku-ku
Tokyo 163-1304, Japan

Attention: Akira Okada
Email: okada.a@drciyaku.co.jp

with a copy (which shall not constitute actual or constructive notice) to:

Ross Law Group

1430 Broadway, Suite 1804

New York, NY 10018-3352

Attention: Gary J. Ross
E-mail: gary@rosslawgroup.co

To such Shareholder ’s address set forth in Schedule I

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

3.5 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

3.6 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

3.7 Governing Law; Jurisdiction. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof that would subject such matter to the Laws of another jurisdiction. All legal proceedings arising under the Laws of the State of New York out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such legal proceedings, they shall be heard and determined exclusively in the Supreme Court of the State of New York, Commercial Division, sitting in the Borough of Manhattan of The City of New York (and any appellate court therefrom). Each of the parties hereto agrees that mailing of process or other papers in connection with any such legal proceedings in the manner provided in Section 3.4 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the aforesaid courts for the purpose of any legal proceeding arising under the Laws of the State of New York out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any legal proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 3.7.

3.8 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

3.9 Entire Agreement. This Agreement and any other documents and instruments and agreements among the parties hereto as contemplated or referred to herein, constitute the entire agreement among the parties to this Agreement and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto. No representations, warranties, covenants, understandings, agreements, oral or otherwise, exist between such parties except as expressly set forth in this Agreement.

3.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

3.11 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.12 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, as of the date written above.

COMPANY:

DRC MEDICINE LTD.

By:
Name:
Title:

Company Shareholder:

By:
Name:

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, as of the date written above.

PUBCO:

DRC MEDICINE INC.

By:
Name:
Title:

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, as of the date written above.

SPAC:

ribbon acquisition corp.

By:
	Name:	Angshuman (Bubai) Ghosh
	Title:	Chief Executive Officer

[Signature Page to Shareholder Support Agreement]

Schedule I

Part I

COMPANY SHAREHOLDER SUBJECT SHARES

Name of Company Shareholder	Number of Company Voting Shares	Notice Information

Total:

Part II

PUBCO SHAREHOLDER SUBJECT SHARES

Name of Company Shareholder	Number of Company Voting Shares	Notice Information

Total: